Exhibit 99.1

Contact:	Peter W. Keegan Chief Financial Officer (212) 521-2950 Darren Daugherty Investor Relations (212) 521-2788 Candace Leeds Public Affairs (212) 521-2416

LOEWS CORPORATION REPORTS
RESULTS FOR 2008

NEW YORK, February 9, 2009—Loews Corporation (NYSE: L) today reported a loss from continuing operations for the year ended December 31, 2008 of $182 million, or $0.38 per share, compared to income from continuing operations of $1,587 million, or $2.96 per share, in 2007. The Company reported a loss from continuing operations for the 2008 fourth quarter of $958 million, or $2.20 per share, compared to income from continuing operations of $295 million, or $0.56 per share, in the 2007 fourth quarter. The fourth quarter and full year of 2008 include the following:

•	Realized investment losses at CNA of $283 million for the fourth quarter of 2008 and $756 million for the full year 2008, after tax and minority interest.

•
A $440 million after tax non-cash impairment charge for the fourth quarter and full year 2008, related to the carrying value of HighMount’s proved reserves reflecting commodity prices at December 31, 2008.

•	A $314 million after tax non-cash goodwill impairment charge for the fourth quarter and full year 2008, related to HighMount.

•	Book value per common share of $30.17 at December 31, 2008 as compared to $32.40 at December 31, 2007.

Net income for the year ended December 31, 2008 amounted to $4.5 billion compared to $2.5 billion for 2007. Net income includes a tax-free non-cash gain of $4.3 billion related to the separation of Lorillard and an after tax gain of $75 million from the sale of Bulova Corporation reported as discontinued operations.

Net income (loss) and earnings (loss) per share information attributable to Loews common stock and our former Carolina Group stock is summarized in the table below:

	December 31,
	Three Months		Years Ended
(In millions, except per share data)	2008	2007	2008	2007

Net income (loss) attributable to Loews common stock:
Income (loss) from continuing operations	$(958)	$295	$(182)	$1,587
Discontinued operations, net		89	4,501	369
Net income (loss) attributable to Loews common stock	(958)	384	4,319	1,956
Net income attributable to former Carolina Group
stock-Discontinued operations, net (a)		128	211	533
Consolidated net income (loss)	$(958)	$512	$4,530	$2,489

Net income (loss) per share:
Loews common stock:
Income (loss) from continuing operations	$(2.20)	$0.56	$(0.38)	$2.96
Discontinued operations, net		0.16	9.43	0.69
Loews common stock	$(2.20)	$0.72	$9.05	$3.65
Former Carolina Group stock-Discontinued operations, net	$-	$1.18	$1.95	$4.91

(a)	The Carolina Group and Carolina Group stock were eliminated effective June 10, 2008 as part of the separation of Lorillard.

Income (Loss) from Continuing Operations

Three Months Ended December 31, 2008 Compared with 2007

Higher investment losses and lower investment income at CNA contributed to the loss from continuing operations for the fourth quarter of 2008. Investment income at the holding company also included losses in 2008, as compared to gains in the comparable period of the prior year. The prolonged and severe disruptions in the debt and equity markets, including among other things, widening of credit spreads, bankruptcies and government intervention in a number of large financial institutions as well as the global economic downturn, resulted in significant realized and unrealized losses in CNA’s investment portfolio and declines in net investment income during 2008.

HighMount’s results also contributed to the loss from continuing operations and include a non-cash impairment charge of $691 million ($440 million after tax) related to the carrying value of proved reserves, and a non-cash charge related to the impairment of goodwill of $482 million ($314 million after tax). These charges reflect declines in commodity prices and negative reserve revisions in proved reserve quantities based on a decline in commodity prices. There were no comparable charges in 2007.

These declines were partially offset by significantly improved results at Diamond Offshore.

Year Ended December 31, 2008 Compared with 2007

The loss from continuing operations primarily reflected a decline in results at CNA due to increased investment losses, lower net investment income and increased catastrophe losses of $169 million (after tax and minority interest) primarily from hurricanes, as compared to the prior year. Non-cash impairment charges related to HighMount and reduced investment income at the holding company also contributed to lower results in 2008. These decreases were partially offset by significantly improved results at Diamond Offshore.

Discontinued Operations

In June 2008, the Company disposed of its entire ownership interest in Lorillard, Inc. through the redemption of Carolina Group stock in exchange for Lorillard common stock and an exchange of our remaining Lorillard common stock for Loews common stock. The Carolina Group and Carolina Group stock have been eliminated. The Company also sold Bulova Corporation in January 2008. Bulova and Lorillard’s results of operations and the gains on disposal have been classified as discontinued operations.

# # #

At December 31, 2008, there were 435,091,667 shares of Loews common stock outstanding. During the year ended December 31, 2008, as part of the separation of Lorillard, the Company acquired 93,492,857 shares of Loews common stock in exchange for 65,445,000 shares of Lorillard common stock. During the three months and year ended December 31, 2008, the Company purchased 999,600 and 1,313,600 shares of Loews common stock at an aggregate cost of $21 million and $33 million, respectively. Depending on market conditions, the Company may from time to time purchase shares of its and its subsidiaries’ outstanding common stock in the open market or otherwise.

# # #

CONFERENCE CALLS

A conference call to discuss the fourth quarter and year end results of Loews Corporation has been scheduled for 11:00 a.m. EST, Monday, February 9, 2009. A live webcast of the call will be available online at the Loews Corporation website (www.loews.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session should dial (877) 692-2592, or for international callers, (973) 582-2757. The conference ID number is 81082191. An online replay will also be available on the Loews Corporation’s website following the call.

A conference call to discuss the fourth quarter and year end results of CNA has been scheduled for 10:00 a.m. EST, Monday, February 9, 2009. A live webcast will be available at http://investor.cna.com. Those interested in participating in the question and answer session should dial (888) 277-7114, or for international callers, (913) 981-5578. Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. A replay of the call will be available through February 16, 2009 by dialing (888) 203-1112, or for international callers, (719) 457-0820. The replay passcode is 7486232. An online replay will be available on CNA's website following the call.

A conference call to discuss the fourth quarter and year end results of Boardwalk Pipeline Partners, LP has been scheduled for 9:00 a.m. EST, Monday, February 9, 2009. A live webcast of the call will be available online at the Boardwalk Pipeline website (www.bwpmlp.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial 866-543-6408 for callers in the U.S. or 617-213-8899 for callers outside the U.S. The PIN number to access the call is 33357279. An online replay will be available on Boardwalk Pipeline's website following the call.

A conference call to discuss the fourth quarter and year end results of Diamond Offshore was held on Thursday, February 5, 2009. An online replay is available on Diamond Offshore’s website (www.diamondoffshore.com).

# # #

ABOUT LOEWS CORPORATION

Loews Corporation, a holding company, is one of the largest diversified corporations in the United States. Its principal subsidiaries are CNA Financial Corporation (NYSE: CNA), a 90% owned subsidiary; Diamond Offshore Drilling, Inc. (NYSE: DO), a 50.4% owned subsidiary; HighMount Exploration & Production LLC, a wholly owned subsidiary; Boardwalk Pipeline Partners, LP (NYSE: BWP), a 74% owned subsidiary; and Loews Hotels, a wholly owned subsidiary.

# # #

FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Financial Review

	December 31,
	Three Months		Years Ended
	2008	2007	2008	2007
	(In millions, except per share data)

Revenues:
Insurance premiums	$1,765	$1,866	$7,150	$7,482
Net investment income	50	620	1,581	2,785
Investment losses (a)	(484)	(91)	(1,294)	(135)
Contract drilling revenues	887	652	3,476	2,506
Other	525	545	2,334	1,664
Total	2,743	3,592	13,247	14,302

Expenses:
Insurance claims & policyholders’ benefits	1,343	1,513	5,723	6,009
Contract drilling expenses	313	289	1,185	1,004
Impairment of proved reserves (b)	691		691
Impairment of goodwill (c)	482		482
Other	1,255	1,143	4,579	4,094
Total	4,084	2,945	12,660	11,107

Income (loss) before income tax and minority interest	(1,341)	647	587	3,195

Income tax expense (benefit)	(530)	221	7	995
Minority interest	147	131	762	613
Total	(383)	352	769	1,608

Income (loss) from continuing operations	(958)	295	(182)	1,587
Discontinued operations:
Results of operations		217	350	902
Gain on disposal (d)			4,362
Net income (loss)	$(958)	$512	$4,530	$2,489

Net income (loss) attributable to:
Loews common stock:
Income (loss) from continuing operations	$(958)	$295	$(182)	$1,587
Discontinued operations, net		89	4,501	369
Loews common stock	(958)	384	4,319	1,956
Former Carolina Group stock - Discontinued operations, net		128	211	533
	$(958)	$512	$4,530	$2,489

Income (loss) per share of Loews common stock:
Income (loss) from continuing operations	$(2.20)	$0.56	$(0.38)	$2.96
Discontinued operations, net		0.16	9.43	0.69
Diluted net income (loss)	$(2.20)	$0.72	$9.05	$3.65

Diluted net income per share of former Carolina Group stock
- Discontinued operations, net	$-	$1.18	$1.95	$4.91

Weighted diluted number of shares:
Loews common stock	435.65	530.94	477.23	536.00
Former Carolina Group stock	-	108.61	108.60	108.57

(a)
Includes a gain of $143 ($93 after tax), for the year ended December 31, 2007, related to a reduction in the Company's ownership interest in Diamond Offshore from the conversion of Diamond Offshore's 1.5% convertible debentures into Diamond Offshore common stock.

(b)	The non-cash impairment charge ($440 after tax) relates to the carrying value of HighMount's proved reserves for the three months and year ended December 31, 2008.
(c)	The non-cash impairment charge ($314 after tax) relates to goodwill at HighMount for the three months and year ended December 31, 2008.
(d)	Includes a tax-free non-cash gain of $4,287 related to the separation of Lorillard and an after tax gain of $75 from the sale of Bulova Corporation for the year ended December 31, 2008.

Loews Corporation and Subsidiaries
Additional Financial Information

	December 31,
	Three Months		Years Ended
	2008	2007	2008	2007
	(In millions)
Revenues:
CNA Financial	$2,021	$2,509	$9,096	$10,196
Diamond Offshore	856	682	3,486	2,617
HighMount	180	174	770	274
Boardwalk Pipeline	207	181	848	671
Loews Hotels	88	99	380	384
Investment income and other	(125)	38	(39)	295
	3,227	3,683	14,541	14,437
Investment gains (losses):
CNA Financial	(484)	(93)	(1,297)	(310)
Corporate and other (a)		2	3	175
	(484)	(91)	(1,294)	(135)
Total	$2,743	$3,592	$13,247	$14,302

Income (Loss) Before Tax and Minority Interest:
CNA Financial	$(50)	$308	$747	$1,544
Diamond Offshore	402	294	1,843	1,239
HighMount (b)	(1,115)	62	(890)	92
Boardwalk Pipeline	66	73	292	229
Loews Hotels	5	13	62	60
Investment income, net	(123)	32	(54)	295
Other (c)	(42)	(44)	(119)	(129)
	(857)	738	1,881	3,330
Investment gains (losses):
CNA Financial	(484)	(93)	(1,297)	(310)
Corporate and other (a)		2	3	175
	(484)	(91)	(1,294)	(135)
Total	$(1,341)	$647	$587	$3,195

Net Income (Loss):
CNA Financial	$(15)	$201	$488	$950
Diamond Offshore	137	76	612	396
HighMount (b)	(717)	38	(575)	57
Boardwalk Pipeline (d)	27	32	125	106
Loews Hotels	4	7	40	36
Investment income, net	(78)	22	(33)	194
Other (c)	(34)	(29)	(85)	(85)
	(676)	347	572	1,654
Investment gains (losses):
CNA Financial	(283)	(54)	(756)	(180)
Corporate and other (a)	1	2	2	113
	(282)	(52)	(754)	(67)

Income (loss) from continuing operations	(958)	295	(182)	1,587
Discontinued operations, net (e)		89	4,501	369
Loews common stock	(958)	384	4,319	1,956
Former Carolina Group stock - Discontinued operations, net		128	211	533
Total	$(958)	$512	$4,530	$2,489

(a)
Includes a gain of $143 ($93 after tax), for the year ended December 31, 2007, related to a reduction in the Company's ownership interest in Diamond Offshore from the conversion of Diamond Offshore's 1.5% convertible debentures into Diamond Offshore common stock.

(b)
Reflects a $691 ($440 after tax) non-cash impairment charge related to the carrying value of HighMount's proved reserves and a $482 ($314 after tax) non-cash impairment charge related to goodwill at HighMount for the three months and year ended December 31, 2008.

(c)	Consists primarily of corporate interest expense and other unallocated expenses.
(d)	Represents a 72.9%, 72.1%, 71.1% and 75.2% ownership interest in Boardwalk Pipeline for the respective periods.
(e)	Includes a tax-free non-cash gain of $4,287 related to the separation of Lorillard and an after tax gain of $75 from the sale of Bulova Corporation for the year ended December 31, 2008.